VOTE BY INTERNET - www.investorvote.com/pwod.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 PM Eastern Time on April 27, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-652-8683
Use any touch-tone telephone to transmit your voting instructions until 11:59 PM Eastern Time on April 27, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

The Board of Directors recommends you vote FOR the following:
1.	Election of six directors, each set to serve for a term of three years to expire at the 2023 Annual Meeting of Shareholders:
	Nominees:	For	Withhold
	James M. Furey, II	☐	☐
	Richard A. Grafmyre	☐	☐
	D. Michael Hawbaker	☐	☐
	Brian L. Knepp	☐	☐
	Robert Q. Miller	☐	☐
	John G. Nackley	☐	☐

Your Board of Directors recommends that you vote FOR the following proposal:						For	Against	Abstain
2	Proposal to adopt the Penns Woods Bancorp, Inc. 2020 Equity Incentive Plan					☐	☐	☐

Your Board of Directors recommends that you vote FOR the following proposal:						For	Against	Abstain
3	Proposal to adopt the Penns Woods Bancorp, Inc. 2020 Non-Employee Director Compensation Plan					☐	☐	☐

Your Board of Directors recommends that you vote FOR the following proposal:						For	Against	Abstain
4	Non-binding (advisory) vote on executive compensation					☐	☐	☐

Your Board of Directors recommends that you vote FOR the following proposal:						For	Against	Abstain
5	Ratify the appointment of S.R. Snodgrass, P.C. as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2020.					☐	☐	☐

The undersigned shareholder(s) authorize(s) the individuals designated to vote this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters (none known by the Corporation at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment or postponement.

				Yes	No
Please indicate if you plan to attend this meeting.				☐	☐

Please sign exactly has your name appears hereon. The signer hereby revokes all prior proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Note: Please fill in, sign, date and return this proxy card in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If shareholder is a corporation, please sign the full corporate name by an authorized officer. If shareholder is a partnership or other entity, an authorized person should sign in the entity’s name. Joint Owners must each sign individually.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Shareholders To Be Held on April 28, 2020:
The Notice of Annual Meeting of Shareholders, Proxy Statement and 2019 Annual Report are available at
http://www.edocumentview.com/pwod.

PENNS WOODS BANCORP, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2020
Brian L. Knepp and Kimberly R. Yale, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Penns Woods Bancorp, Inc. to be held on Tuesday, April 28, 2020 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed on the reverse side hereof. If no such directions are indicated, shares represented hereby will be voted FOR the nominees identified in Proposal 1 (election of directors), FOR Proposal 2 (Penns Woods Bancorp, Inc. 2020 Equity Incentive Plan), FOR Proposal 3 (Penns Woods Bancorp, Inc. 2020 Non-Employee Director Compensation Plan), FOR Proposal 4 (advisory non-binding vote on the approval of executive compensation), and FOR Proposal 5 (ratification of appointment of independent public accounting firm).

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.
(This proxy card continues and must be signed and dated on the reverse side.)